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                                                                     EXHIBIT 2.1



                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT



          This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment"), dated as of November 29, 2001, by and among Fruit of the Loom, Ltd., a Cayman Islands company, Fruit of the Loom, Inc., a Delaware corporation, Union Underwear Company, Inc., a New York corporation (collectively, "Sellers"), FTL Caribe, Ltd., a Cayman Islands company ("FTL Caribe"), New FOL Inc., a Delaware corporation ("Purchaser"), and Berkshire Hathaway Inc., a Delaware corporation ("Berkshire").

                                    RECITALS

          WHEREAS, Sellers, FTL Caribe, Purchaser, and Berkshire previously entered into an Asset Purchase Agreement, dated as of November 1, 2001 (the "Asset Purchase Agreement"); and

          WHEREAS, Sellers, FTL Caribe, Purchaser, and Berkshire wish to amend the Asset Purchase Agreement as provided below;

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

          1. Amendment of Section 8.01(c). The words "November 30, 2001" in
Section 8.01(c) of the Asset Purchase Agreement are hereby deleted and replaced with the words "December 7, 2001".

          2. No Other Changes. Except as expressly set forth in Section 1 above, all of the provisions of the Asset Purchase Agreement shall remain in full force and effect.

          3. Certain Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                     Fruit of the Loom, Ltd.


                                     By:  _____________________________
                                      Name:
                                      Title:


                                     Fruit of the Loom, Inc.


                                     By:  _____________________________
                                      Name:
                                      Title:


                                     Fruit of the Loom, Ltd.


                                     By:  _____________________________
                                      Name:
                                      Title:


                                     FTL Caribe, Ltd.


                                     By:  _____________________________
                                      Name:
                                      Title:


                                     New FOL Inc.


                                     By:  _____________________________
                                      Name: Marc D. Hamburg
                                      Title: President


                                     Berkshire Hathaway Inc.


                                     By:  _____________________________
                                      Name: Marc D. Hamburg
                                      Title: Vice President and Chief
                                             Financial Officer



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